Exhibit 99.1
Penumbra, Inc. Reports Third Quarter 2021 Financial Results

ALAMEDA, Calif., November 3, 2021 /PR Newswire/ - Penumbra, Inc. (NYSE: PEN), a global healthcare company focused on innovative therapies, today reported financial results for the third quarter ended September 30, 2021.

•Revenue of $190.1 million in the third quarter of 2021, an increase of 25.8%, or 25.6% in constant currency1, compared to the third quarter of 2020.
Third Quarter 2021 Financial Results
Total revenue increased to $190.1 million for the third quarter of 2021 compared to $151.1 million for the third quarter of 2020, an increase of 25.8%, or 25.6% on a constant currency basis. The United States represented 71% of total revenue and international represented 29% of total revenue for the third quarter of 2021. Revenue from sales of vascular products grew to $105.5 million for the third quarter of 2021, an increase of 40.3% on both a reported and constant currency basis. Revenue from sales of neuro products grew to $84.7 million for the third quarter of 2021, an increase of 11.5%, or 11.1% on a constant currency basis.
Gross profit was $119.9 million, or 63.1% of total revenue, for the third quarter of 2021, compared to $90.9 million, or 60.2% of total revenue, for the third quarter of 2020.
Total operating expenses for the third quarter of 2021 were $111.1 million, or 58.5% of total revenue. This compares to total operating expenses of $111.1 million, or 73.5% of total revenue, for the third quarter of 2020. R&D expenses were $16.7 million for the third quarter of 2021, compared to $34.9 million for the third quarter of 2020. SG&A expenses were $94.4 million for the third quarter of 2021, compared to $76.2 million for the third quarter of 2020.
Operating income for the third quarter of 2021 was $8.8 million. This compares to an operating loss of $20.2 million for the third quarter of 2020.
Updated Full Year 2021 Financial Outlook
The Company is increasing its guidance for 2021 total revenue to be in the range of $735 million to $740 million, which represents 31% to 32% growth over 2020 revenue of $560.4 million. This new range compares to the previous range of $720 million to $730 million.
Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss the third quarter 2021 financial results after market close on Wednesday, November 3, 2021 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (833) 350-1434 for domestic and international callers (conference id: 2341689), or the webcast can be accessed on the “Events” section under the “Investors” tab of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for at least two weeks following the completion of the call.
About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on innovative therapies. Penumbra designs, develops, manufactures and markets novel products and has a broad portfolio that addresses challenging medical conditions in markets with significant unmet need. Penumbra supports healthcare providers, hospitals and clinics in more than 100 countries. The Penumbra logo is a trademark of Penumbra, Inc. For more information, visit www.penumbrainc.com.

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures in this press release: a) non-GAAP net income (loss) and non-GAAP diluted earnings per share (“EPS”) and b) constant currency.

Non-GAAP net income (loss) and non-GAAP diluted EPS. The Company defines non-GAAP net income (loss) as net income (loss) attributable to Penumbra, Inc. excluding the effects of the impairment loss on an indefinite-lived intangible asset and the excess tax benefits associated with share-based compensation arrangements. The Company defines non-GAAP diluted EPS as GAAP diluted EPS, excluding the effects of the same items above.

Constant Currency. The Company’s constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. We consider non-GAAP net income (loss) and non-GAAP diluted EPS useful metrics as they provide an alternative framework for assessing how our underlying business performed excluding the impairment loss on an indefinite-lived intangible asset and the excess tax benefits associated with share-based compensation arrangements.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: the impact of the COVID-19 pandemic on our business, results of operations and financial condition; failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and the potential impact of any acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 23, 2021. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$66,290	$69,670
Marketable investments	200,637	195,162
Accounts receivable, net	120,074	114,608
Inventories	258,316	219,527
Prepaid expenses and other current assets	22,670	18,735
Total current assets	667,987	617,702
Property and equipment, net	56,632	48,169
Operating lease right-of-use assets	133,552	41,192
Finance lease right-of-use assets	36,845	38,065
Intangible assets, net	9,490	10,639
Goodwill	7,911	8,372
Deferred taxes	49,454	50,139
Other non-current assets	11,370	8,705
Total assets	$973,241	$822,983
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,679	$14,109
Accrued liabilities	93,222	85,795
Current operating lease liabilities	7,531	4,697
Current finance lease liabilities	1,627	1,331
Total current liabilities	116,059	105,932
Non-current operating lease liabilities	138,169	44,183
Non-current finance lease liabilities	26,775	27,066
Other non-current liabilities	7,635	8,014
Total liabilities	288,638	185,195
Stockholders’ equity:
Common stock	36	36
Additional paid-in capital	621,457	598,299
Accumulated other comprehensive (loss) income	(1,093)	2,541
Retained earnings	70,539	40,622
Total Penumbra, Inc. stockholders’ equity	690,939	641,498
Non-controlling interest	(6,336)	(3,710)
Total stockholders’ equity	684,603	637,788
Total liabilities and stockholders’ equity	$973,241	$822,983

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$190,117	$151,076	$543,579	$393,514
Cost of revenue	70,205	60,153	193,644	149,652
Gross profit	119,912	90,923	349,935	243,862
Operating expenses:
Research and development	16,734	34,923	52,548	70,594
Sales, general and administrative	94,397	76,158	264,831	210,465
Total operating expenses	111,131	111,081	317,379	281,059
Income (loss) from operations	8,781	(20,158)	32,556	(37,197)
Interest income, net	138	413	917	820
Other (expense) income, net	(1,137)	14	(3,021)	(1,130)
Income (loss) before income taxes	7,782	(19,731)	30,452	(37,507)
(Benefit from) provision for income taxes	(249)	(9,855)	3,196	(15,618)
Consolidated net income (loss)	$8,031	$(9,876)	$27,256	$(21,889)
Net loss attributable to non-controlling interest	(819)	(1,061)	(2,661)	(2,539)
Net income (loss) attributable to Penumbra, Inc.	$8,850	$(8,815)	$29,917	$(19,350)

Net income (loss) attributable to Penumbra, Inc. per share:
Basic	$0.24	$(0.24)	$0.82	$(0.54)
Diluted	$0.24	$(0.24)	$0.80	$(0.54)
Weighted average shares outstanding:
Basic	36,617,961	36,207,716	36,532,822	35,568,591
Diluted	37,611,355	36,207,716	37,592,095	35,568,591

Penumbra, Inc.
Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Net Income (Loss) and Non-GAAP Diluted EPS1
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30, 2021		Three Months Ended September 30, 2020		Nine Months Ended September 30, 2021		Nine Months Ended September 30, 2020
	Net income	Diluted EPS	Net (loss)	Diluted EPS	Net income	Diluted EPS	Net (loss)	Diluted EPS
GAAP net income (loss)	$8,850	$0.24	$(8,815)	$(0.24)	$29,917	$0.80	$(19,350)	$(0.54)
GAAP net (loss) income includes the effect of the following items:
Impairment loss on indefinite-lived intangible asset	—	—	—	—	—	—	2,500	0.07
Excess tax benefits related to stock compensation awards	(4,244)	(0.12)	(7,386)	(0.21)	(7,431)	(0.20)	(10,188)	(0.29)
Non-GAAP net income (loss)	$4,606	$0.12	$(16,201)	$(0.45)	$22,486	$0.60	$(27,038)	$(0.76)

GAAP diluted EPS		$0.24		$(0.24)		$0.80		$(0.54)
Non-GAAP diluted EPS		$0.12		$(0.45)		$0.60		$(0.76)

Weighted average shares outstanding used to compute:
GAAP diluted EPS	37,611,355		36,207,716		37,592,095		35,568,591
Non-GAAP diluted EPS	37,611,355		36,207,716		37,592,095		35,568,591

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2021	2020	$	%	$	$	%
United States	$134,834	$109,656	$25,178	23.0%	$—	$25,178	23.0%
International	55,283	41,420	13,863	33.5%	(355)	13,508	32.6%
Total	$190,117	$151,076	$39,041	25.8%	$(355)	$38,686	25.6%

	Nine Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2021	2020	$	%	$	$	%
United States	$383,306	$283,473	$99,833	35.2%	$—	$99,833	35.2%
International	160,273	110,041	50,232	45.6%	(5,459)	44,773	40.7%
Total	$543,579	$393,514	$150,065	38.1%	$(5,459)	$144,606	36.7%
Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2021	2020	$	%	$	$	%
Vascular	$105,465	$75,159	$30,306	40.3%	$(23)	$30,283	40.3%
Neuro	84,652	75,917	8,735	11.5%	(332)	8,403	11.1%
Total	$190,117	$151,076	$39,041	25.8%	$(355)	$38,686	25.6%

	Nine Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2021	2020	$	%	$	$	%
Vascular	$295,314	$180,684	$114,630	63.4%	$(1,692)	$112,938	62.5%
Neuro	248,265	212,830	35,435	16.6%	(3,767)	31,668	14.9%
Total	$543,579	$393,514	$150,065	38.1%	$(5,459)	$144,606	36.7%

1See “Non-GAAP Financial Measures” above for important information about our use of constant currency and other non-GAAP measures.
Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.